December 29, 2008

Securities and Exchange Commission
Office of Filings and Information Services
100 F Street, NE
Washington, D.C. 20549

Re:	CitizensSelect Funds
File No. 811-21035

Dear Sir/Madam:

     Transmitted for filing is Form N-CSR for the above-referenced Registrant for the Annual period ending October 31, 2008.

     Please direct any questions or comments to the attention of the undersigned at 212-922-6858.

Cordially,

/s/ Monica Giron

Monica Giron
Paralegal